UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 11, 2016

ZHONE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 11, 2016, Zhone Technologies, Inc., a Delaware corporation (the “Company”), Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), DASAN Networks, Inc., a company incorporated under the laws of Korea (the “Stockholder”), and Dasan Network Solutions, Inc., a California corporation (“DNS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into DNS, with DNS surviving as a wholly owned subsidiary of the Company (the “Merger”).
Pursuant to the terms and conditions in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), all of the shares of capital stock of DNS that are issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive, in the aggregate, that number of validly issued, fully paid and nonassessable shares of Company common stock as is determined by dividing (i) the number of shares of Company common stock issued and outstanding immediately prior to the Effective Time by (ii) 0.42, rounded to the nearest whole share, and subtracting from such quotient the number of shares of Company common stock issued and outstanding immediately prior to the Effective Time (such shares of Company common stock, the “Merger Consideration”). As a result of the Merger, the Stockholder will hold 58% of the outstanding shares of Company common stock immediately following the Effective Time, and the Company’s then-existing stockholders will retain 42% of such shares.
The Merger Agreement provides that, upon the consummation of the Merger, the Company will change its name to “DASAN Zhone Solutions, Inc.,” the Company will appoint Messrs. James Norrod and Yung Kim as Co-Chief Executive Officers, and the Board of Directors of the Company (the “Board”) will be comprised of four directors appointed by the Stockholder, one of whom will serve as the Chairman of the Board, and three directors appointed by the Company.
The Merger Agreement also contains customary representations, warranties and covenants, including, among others, covenants by the Company and DNS to conduct their respective businesses in the ordinary and usual course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Merger. The Company is required, among other things, to apply to list the shares of Company common stock that will be outstanding immediately following the Effective Time on the Nasdaq Capital Market.
The Company expects to commence trading of the Company common stock under the ticker symbol DZSI on the Nasdaq Capital Market after the closing of the Merger. Until that time, the Company common stock will continue to trade under the ticker symbol ZHNE on the Nasdaq Capital Market.
The representations and warranties of the parties to the Merger Agreement will survive the consummation of the Merger for a period of two years following the Effective Time. Approximately 10% of the shares of Company common stock to be issued to the Stockholder under the Merger Agreement will be placed into escrow to satisfy the indemnification obligations of the Stockholder arising under the Merger Agreement.
The consummation of the Merger, which is currently expected to occur by the end of the third quarter of 2016, is subject to certain customary closing conditions, including, among others, receipt of regulatory approvals, authorization for listing of the Company common stock on the Nasdaq Capital Market, and approval of the issuance of the Merger Consideration to the Stockholder under the Merger Agreement by the affirmative vote of a majority of the total votes cast by the holders of Company common stock (the “Company Requisite Vote”).
The Merger Agreement requires the Company to convene a stockholders’ meeting for purposes of obtaining the Company Requisite Vote as promptly as reasonably practicable after the proxy statement for such meeting has been filed with and cleared by the Securities and Exchange Commission (the “SEC”), which proxy statement will contain, subject to certain exceptions, the recommendation of the Board that the Company’s stockholders vote in favor of the issuance of the Merger Consideration to the

Stockholder under the Merger Agreement. The directors and executive officers of the Company and certain stockholders of the Company entered into a Voting Agreement with the Stockholder on April 11, 2016 (the “Voting Agreement”), pursuant to which such persons and stockholders have agreed, on the terms set forth therein, to vote their shares of Company stock in favor of the issuance of the Merger Consideration to the Stockholder under the Merger Agreement and against any Acquisition Proposal (as defined in the Merger Agreement) or any proposal relating to an Acquisition Proposal, and to certain other matters.
Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m., Pacific time, on May 26, 2016, the Company and its Representatives (as defined in the Merger Agreement) may initiate, solicit and encourage any Acquisition Proposals from third parties and may provide non-public information to and participate in discussions and engage in negotiations with third parties with respect to Acquisition Proposals, subject to the terms of the Merger Agreement.
From and after May 27, 2016 (the “Non-Shop Start Date”), the Company has agreed not to solicit or enter into an agreement regarding an Acquisition Proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Acquisition Proposal. However, the Company may, prior to obtaining the Company Requisite Vote, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide Acquisition Proposal that was not solicited after the Non-Shop Start Date if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement) and where the Company Board reasonably determines in good faith, after consultation with outside legal counsel, that failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
Prior to obtaining the Company Requisite Vote, the Board may withdraw, modify or amend its recommendation of the approval of the issuance of the Merger Consideration to the Stockholder under the Merger Agreement if the Company has received a Superior Proposal and the Board reasonably determines in good faith, after consultation with outside legal counsel, that failure to so withdraw, modify or amend its recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, subject to complying with specified notice and other conditions set forth in the Merger Agreement.
The Merger Agreement also contains certain termination rights for each of the Company and the Stockholder, including a provision permitting the termination of the Merger Agreement by either such party if the Merger is not consummated by December 31, 2016. In addition, the Merger Agreement may be terminated by the Company if, after following certain procedures and adhering to certain restrictions, the Board has determined that it is necessary to terminate the Merger Agreement and enter into an agreement to effect a Superior Proposal in order to comply with its fiduciary duties under applicable law. The Merger Agreement further provides that, upon termination of the Merger Agreement (i) under specified circumstances, the Company will be required to pay the Stockholder a termination fee of $2,500,000 and (ii) under specified circumstances, the Company will be required to reimburse the Stockholder, or the Stockholder will be required to reimburse the Company, for certain transaction expenses in an amount of up to $5,000,000.
The foregoing descriptions of the Merger Agreement and the Voting Agreement are each only a summary, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Voting Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Merger Sub, the Stockholder, DNS or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties in the Merger Agreement have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and the representations and warranties in the Merger Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, the Stockholder, DNS or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement and the Voting Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Merger Sub, the Stockholder, DNS and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.
Additional Information about the Merger and Where to Find It:
This filing is being made in respect of the proposed transaction involving the Company. The proposed issuance of the Merger Consideration to the Stockholder under the Merger Agreement will be submitted to the stockholders of the Company for their consideration. In connection with the transaction, the Company will file a proxy statement with the SEC. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, www.zhone.com, or by directing a written request to the Company at 7195 Oakport Street, Oakland, California 94621, Attention: Secretary.
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding the Company’s directors and executive officers is detailed in the proxy statements and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the proposed transaction may be obtained by reading the proxy statement and other relevant documents or materials relating to the proposed transaction when they become available.
Forward Looking Statements:
This report contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. These risks and uncertainties include, without limitation, statements that refer to: the ability of the Company to obtain required stockholder or other approvals required to consummate the transaction; the satisfaction or waiver of other conditions to closing in the Merger Agreement; unanticipated difficulties or expenditures relating to the transaction; the response of business partners and competitors to the announcement of the transaction; potential difficulties in employee retention as a result of the announcement and pendency of the transaction; legal proceedings that may be instituted against the Company and others related to the transaction; projections of earnings, revenue, costs or other financial items; anticipated growth and trends in the Company’s business or key markets; the Company’s ability to refinance or repay its existing indebtedness prior to the applicable maturity date; future economic conditions and performance; anticipated performance of products or services; plans, objectives and strategies for future operations; and other characterizations of future events or circumstances. Readers are cautioned that actual results may differ materially and adversely from those expressed in any forward-looking statements. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this report. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of April 11, 2016, the Board amended the Company’s Amended and Restated Bylaws, among other matters, to (i) add a new Section 10 to Article VI, Forum for Adjudication of Disputes, which provides that, unless the Company consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain specified corporate law based lawsuits involving the Company, and (ii) renumber the previous Section 10 of Article VI as Section 11 of Article VI. The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 8.01	Other Events.
Copies of the press release issued by the Company on April 12, 2016 announcing the execution of the Merger Agreement, including the investor FAQs included therein, and a presentation to investors, dated April 12, 2016, relating to the proposed Merger, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
2.1 Agreement and Plan of Merger, dated as of April 11, 2016, by and among Zhone Technologies, Inc., Dragon Acquisition Corporation, DASAN Networks, Inc. and Dasan Network Solutions, Inc. (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).
3.1 Amended and Restated Bylaws of Zhone Technologies, Inc.
10.1 Voting Agreement, dated as of April 11, 2016, by and among DASAN Networks, Inc. and certain directors, executive officers and stockholders of Zhone Technologies, Inc.
99.1 Press Release dated April 12, 2016.
99.2 Investor Presentation dated April 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2016	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of April 11, 2016, by and among Zhone Technologies, Inc., Dragon Acquisition Corporation, DASAN Networks, Inc. and Dasan Network Solutions, Inc. (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).

3.1	Amended and Restated Bylaws of Zhone Technologies, Inc.
10.1	Voting Agreement, dated as of April 11, 2016, by and among DASAN Networks, Inc. and certain directors, executive officers and stockholders of Zhone Technologies, Inc.
99.1	Press Release dated April 12, 2016.
99.2	Investor Presentation dated April 12, 2016.